Exhibit 99.1

EKSO BIONICS APPOINTS THOMAS LOOBY AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

RICHMOND, CA – April 20, 2016 – Ekso Bionics Holdings, Inc. [OTCQB: EKSO], a robotic exoskeleton company, today announced that it has appointed Thomas Looby as president and chief executive officer, effective immediately. Mr. Looby also has been elected to the Company’s Board of Directors. Mr. Looby previously served as president and interim chief executive officer since February 2016 and has led in multiple executive roles at Ekso Bionics since April 2014.

Steven Sherman, chairman of the Board of Directors of Ekso Bionics, commented, “We are pleased that Tom will be serving as president and chief executive officer and thrilled to have him join the Ekso Bionics Board of Directors. Under Tom’s leadership as interim chief executive officer, the Company recently announced the 510(k) clearance of our Ekso GT, a truly ground-breaking milestone for Ekso Bionics and the industry at large. Tom is the right person to lead the Company and we have great confidence that Tom will be successful in executing Ekso Bionics’ growth strategy.”

Prior to Mr. Looby’s appointment as president and Interim chief executive officer, he served as the Company’s president and chief commercialization officer since July 2014 and held the position of chief marketing officer from April 2014 until July 2014. Mr. Looby has 20 years of experience commercializing novel technologies for companies such as Given Imaging, which was acquired by Covidien, Eastman Kodak, Bayer and ThyssenKrupp.

“I am incredibly excited about our business, and I sincerely appreciate the Board’s confidence in me to lead the Company as we are accelerating our market development and commercialization efforts,” said Mr. Looby. “We have something special here at Ekso Bionics: exceptional core technology, a talented team and a brand that is trusted to deliver exoskeleton innovations to customers in healthcare and industrial markets. I am confident that Ekso Bionics will continue to be at the forefront of this exciting market.”

About Ekso Bionics®
Ekso Bionics is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical, industrial and defense applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. They are the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe, to providing research for the advancement of R&D projects intended to benefit U.S. defense capabilities.

The company is headquartered in the Bay Area and is listed on the OTCQB under the symbol EKSO. For more information, visit: www.eksobionics.com.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company’s future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain adequate financing to fund the Company’s operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company’s products, the Company’s failure to achieve broad market acceptance of the Company’s products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company’s medical device products, the failure to obtain or maintain patent protection for the Company’s technology, failure to obtain or maintain regulatory approval to market the Company’s medical devices, lack of product diversification, existing or increased competition, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Media Contact:
Heidi Darling, Director of Marketing Communications
Phone: 510-984-1761 x317
hdarling@eksobionics.com

Investor Contact:
Debbie Kaster
415-937-5403
investors@eksobionics.com